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                                                                   EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is effective as of January 1, 1991, and has been entered into between Seitel, Inc., a Delaware corporation with its principal offices at 16010 Barker's Point Lane, Houston, Texas 77079 (hereinafter together with its subsidiaries, and including any successors in interest or assigns, called "Employer" or "Company", except where otherwise specifically referenced) and Herbert M. Pearlman (hereinafter called the "Employee").

     WHEREAS, Employer desires to employ the Employee on the terms and conditions set forth herein; and

     WHEREAS, the Employee desires to be employed by the Employer on the terms and conditions set forth herein:

     NOW THEREFORE, in consideration of the mutual covenants, agreement and warranties contained in this Agreement, and intending to be legally bound, the parties agree as follows:

     1. Employment: The Employer hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

     2. Term: The term of this Agreement shall begin on January 1, 1991 and shall terminate on December 31, 1995 (being five (5) years after the commencement date); provided, however, that commencing on the date which is one year after the date hereof, and on each anniversary of such date (such date and the date of each anniversary thereof being a "Renewal Date"), the term shall be automatically extended so as to terminate five (5) years from such Renewal Date, unless at least Sixty (60) days prior to such Renewal Date either party hereto gives notice to the other that the term should not be extended for an additional year (the "Termination Date"). The term of this Agreement, as extended in the manner described in the preceding sentence is hereafter sometimes referred to as the "Employment Period"; and each year of the Employment Period; beginning January 1st and ending December 31st of any year is hereafter sometimes referred to as the "Annual Period". If the Employment Period reaches the Termination Date, Employer will pay Employee for two (2) additional years the compensation then applicable, which shall include for purposes of this payment the Base Salary, together with the average of all bonus payments paid to Employee for the prior three (3) years (the Severance Payment). The Severance Payment will be paid provided Employee is available to act as a consultant to Employer for up to Twenty (20%) per cent of Employee's work related time (as compared to his final year of employment) (hereinafter "Consulting Services"). If Employee terminates this Agreement during any renewal period, Employer will pay Employee 100% of his then current Base Salary (including bonus and/or commissions) for two additional years, provided Employee performs the Consulting Services (the Termination Payment). Employer shall have no obligation to pay Employee any Severance Payment if Employee:

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     (i) refuses to perform the consulting services requested by Employer although there is no requirement that Employer request such services for Employee to be entitled to said payment; or

     (ii) violates any of the provisions of the Confidential and Proprietary Information or the Non-Compete provisions set forth in paragraphs Thirteen
     (13) and Fourteen (14) herein.

     3. Compensation:
          (a) For services rendered by the Employee under this Agreement, the Company shall pay the Employee a salary of One Hundred and Six Thousand, Three Hundred and Eighty-Two ($106,382) Dollars per year (which includes $10,000 of deferred compensation) (the "Base Salary"), which Base Salary shall be increased each year by the amount of increase in the Consumer Price Index for the New York Metropolitan region.

          (b) Employee will receive the following annual bonus compensation:

          5% of the Company's consolidated pre-tax profits, less the 5% bonus amount paid to Employee by Helm pursuant to the Company's earnings that are consolidated with Helm.

          For purposes of calculating any bonus, "pretax profit" of the Company will mean consolidated profits of the Company before payment of all local, state and federal income taxes, but after deduction for: (i) all expenses of any subsidiary companies and divisions allocable to that year; (ii) the payment of any management fee incurred for carrying out the activities of the Company; and
(iii) the payment of any bonuses to employees of each company of Employer.

          Pretax profits will be determined in accordance with generally accepted accounting principles and shall include only the results from operations under each company's direct and complete control. Employer will remit payment of any bonus to Employee within thirty (30) days of the date Employer's independent auditors complete the financial statements of the Company.

     4. Deferred Compensation Plan: As further consideration for Employee's services under this Agreement, Employer agrees to provide Employee with deferred compensation pursuant to the program set forth in Exhibit A which is attached hereto and made a part hereof. In the event this Agreement is terminated, or at its expiration, if not renewed, Employee shall have the right to receive that portion of his vested deferred compensation paid to him within the period prescribed by the Deferred Compensation Program.

     5. Duties: The Employee is employed as Chairman of the Company. His duties shall be consistent with the responsibilities of such office, as same are directed by the Company's Board of Directors. Employee shall be responsible for all day-to-day operations related to such office and shall perform the activities related to such office as assigned to him by the Company's Board of Directors. Employee shall not be required to relocate his residence to perform his duties under this Agreement.

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     (b) The Company recognizes that Employee, from time to time, may seek to acquire, on his own or as a member of a group, various business enterprises. In any instance when, in Employee's opinion, a potential acquisition with which Employee may be involved presents a potential conflict of interest with, or an opportunity for, the Company, Employee shall discuss the matter with the Company's Board of Directors and obtain approval from the Board of Directors before proceeding with his involvement; provided, however, that such approval need not be obtained if the sales, net income before taxes and stockholders' equity of the enterprise in question are not more than $4,000,000, $600,000 and $750,000, respectively, for and as of the end of the enterprise's last fiscal year. No claim may be made by, or on behalf of, the Company against Employee as to any acquisition with respect to which Employee has complied with the provisions of this subparagraph.

     6. Extent of Services and Agreement Not To Compete: During the term of his employment, Employee will devote such time to the performance of his services for the Company as he considers necessary to properly perform his duties and discharge his responsibilities; however, although the Company recognizes that Employee will be involved in various other business activities, no other work-related activities of Employee shall be in competition with any of the Company's activities and such activities shall be first approved by the Company's Board of Directors.

     7. Vacation: Employee shall be entitled each year to a vacation of four (4) weeks, during which time his compensation shall be paid in full.

     8. Automobile Allowance: During the term of this Agreement, Employer will provide Employee with a reasonable pro-rata allowance (20%) that will enable Employee to lease a top of the line Mercedes Sedan. Employee shall cover all costs of insurance and maintenance related to the use of this automobile.

     9. Fringe Benefits: The Employee shall be entitled to participate on the same bases, except where stated otherwise in this Agreement, and subject to the same qualifications as other executives of the Employer, in any pension, profit sharing, stock purchase, savings, hospitalization, sick leave and other fringe benefit plans in effect from time to time with respect to executives of Employer (the "Fringe Benefits"). Employer agrees that each of the Fringe Benefits of the Employer in effect on the date hereof, or at any time during the Employment Period shall not be terminated or modified in any manner which reduces the benefits of the Employee without first obtaining the written consent of the Employee.

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     10. Common Stock Purchase Warrants: As further consideration for the
Employee's consent to enter into this Agreement, the Company's Board of Directors has agreed to issue the Employee a total of 150,000 Common Stock Purchase Warrants (the "Warrants"). The Warrants will entitle the Employee to purchase 75,000 shares of the Company's restricted common stock at a price of $14.00 per share and 75,000 shares of common stock at $22.00 per share over a five (5) year and a ten (10) year period, respectively. The Warrants will be evidenced by certificates as set forth in Exhibit B, which Exhibit further defines all terms and conditions thereof.

     11. Expenses: The Employee shall be entitled to reimbursement, upon presentation of a voucher indicating the amount and purpose, for reasonable expenses incurred on behalf of the Employer.

     12. Termination for Disability: In the event that the Employee shall have been prevented from substantially rendering the services required under this Agreement by reason of his disability (as confirmed by medical authority and Social Security guidelines) for a period of six (6) consecutive months (or 180 consecutive days), Employer shall have the right to terminate this Agreement upon thirty (30) days written notice, provided such disability continues during said notice period. Employer will provide Helm Resources, Inc., or its designee, with a pro-rata payment that should be twenty (20%) per cent of such disability insurance payment that provides Employee with annual disability payment sin an amount equal to the greater of Ten Thousand ($10,000) Dollars per month or sixty (60%) per cent of the Employee's Base Salary under which the Employee is the insured and beneficiary.

     13. Termination:
          (a) Termination for Employee's Breach. Employer shall have the right to terminate this Agreement and the employment hereunder if Employee violates his responsibilities under paragraph 5. of this Agreement and such violation continues after having received notice of such violation and thirty (30) days to cure such violations to the satisfaction of Employer's Board of Directors. Employer may also immediately terminate this Agreement and the employment hereunder by reason of: (i) determination by Employer's Board of Directors that there has been a defalcation of the Employer's funds by Employee, (ii) conviction of Employee on a felony charge, commission of an act of moral turpitude or; (iii) determination by Employer's Board of Directors that the Employee has had unauthorized discussions of Employer's business activities, or improperly disclosed trade secrets or confidential information concerning Employer's business activities or proposed business activities.

          (b) Termination for Employer's Breach: Employee shall have the right to terminate this Agreement if (i) the Employer materially breaches any of the provisions hereof and such breach is not cured within thirty (30) days after the Employer receives written notice from Employee thereof; or (ii) the majority of Employer's Board of Directors is no longer comprised of persons who were nominated or supported by a majority of the Company's current management group (Messrs. Frame, Calvert, Pearlman and Lawi). In such event, or in the event of a wrongful

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termination of Employee, all monies due to Employee through the term of this
Agreement, including the Severance Payment, shall be paid by Employer in a lump sum amount within thirty (30) days of Employee's termination, with bonuses to be paid quarterly based on the relevant performance criteria of the Company; provided, however that in no event will bonuses payable be less than the average of all bonuses paid under this Agreement during the immediately preceding three
(3) years. Employee shall have no obligation to mitigate his loss or any occasioned damages as a result of such termination, or perform any services to receive such payments.

     14. Confidential and Proprietary Information: Employee recognizes that Employer's business involves the handling of confidential information of both Employer and its clients and requires a confidential relationship between Employer and its clients and also between Employer and Employee. Employer's business requires the fullest practical protection and confidential treatment of various information, trade secrets, data and other knowledge of both Employer's clients and Employer which will be conceived or learned by Employee in the course of his employment. Accordingly, Employee agrees to keep secret all confidential information, trade secrets and proprietary information acquired by him during his employment concerning the business and affairs of the Employer (the "Information") and further agrees for the period of his employment and at all times following the termination of his employment, for any reason, not to disclose any such Information to any person, firm or corporation other than as directed by Employer, unless and until such Information becomes publicly known outside of Employer (other than through any violation by the Employee of his obligation hereunder). Employee also agrees, upon request by Employer, to execute a confidentiality and non-disclosure agreement if Employer has same prepared to protect the confidentiality of certain information relating to the Company.

     15. Employee's Non-Compete.
     (a) In connection with its business, Employer has developed and refined (and will in the future develop and refine) numerous techniques, procedures, methods, and data used in connection with its business. In addition, Employer has developed (and will in the future develop) substantial goodwill with its customers, clients, and generally within the geophysical and energy exploration industry. This goodwill is of extreme importance to the future financial success of Employer because of the highly specialized nature of Employer's business. During Employee's association with Employer, Employee has or will become familiar with the nature of Employer's business and with these special techniques, procedures, methods and data and will become associated with and participate in Employer's goodwill.

     (b) Therefore, for so long as Employee is associated with Employer as an officer director, employee or consultant and for a period of eighteen (18) months after the date when Employee ceases to be associated with Employer in any such capacity ("Termination Date"), Employee shall not, directly or indirectly, for his own account or for the account of others, as an officer, director, stockholder, owner, partner, employee, promoter, consultant, manager, advisor or otherwise, engage in or solicit the same or similar business(es) as Employer is engaged in on the Termination Date, within a Two Hundred (200) mile

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radius of (i) Houston, Texas, (ii) New Orleans, Louisiana, or (iii) any other city in which Employer has an office on the Termination Date. In addition, Employee agree that, for so long as Employee is associated with Employer as an officer, director, employee or consultant, and for a period of two (2) years after the Termination Date, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee to leave Employer for any reason whatsoever.

     16. Remedies. In the event of any breach of Employee's covenants contained in Paragraph 13 or 14, Employer would suffer immediate and irreparable harm for which Employer would not have an adequate remedy at law. Accordingly, Employee understands that in the event of any breach of Employee's covenants contained in paragraph 13 or 14, Employer shall be entitled to injunctive relief as well as any and all other applicable remedies at law or in equity available to Employer.

     17. Miscellaneous Provisions:

          (a) Notices and Communications. All notices and communications hereunder shall be in writing and shall be hand delivered or sent postage prepaid by registered or certified mail, return receipt requested, to the addresses first above written or to such other address of which notice shall have been given in the manner herein provided.

          (b) Entire Agreement. All prior agreements and understandings between the parties with respect to the subject matter of this agreement are superseded by this Agreement, and this Agreement constitutes the entire understanding between the parties with respect to employment of the Employee by Employer, and Employer and Employee hereby release the other from any claims or amounts due under any prior agreements. This Agreement may not be modified, amended, changed or discharged, except by a writing signed by the parties hereto and then only to the extent therein set forth.

          (c) Non-Assignment. This agreement shall be binding upon and inure to the benefit of the parties hereto, and any administrator, executor or successor of Employer. This Agreement may not be assigned by either of the parties hereto without prior written consent of the other party.

          (d) Waiver. No waiver of any breach of this Agreement or of any objection to any act or omission connected herewith shall be implied or claimed by any party, or be deemed to constitute a consent to any continuation of such breach, act or omission, unless in a writing signed by the party against whom enforcement of such waiver or consent is sought, and then only to the extent therein set forth.

          (e) Section Headings. The section headings of this Agreement are solely for the purpose of convenience and shall neither be deemed a part of this Agreement nor used in any interpretation thereof.

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          (f) Governing Law. This Agreement and the relationship of the parties shall be governed by, and construed in accordance with, the laws of the State of Texas.

          (g) Legal Expenses. All legal fees and expenses incurred by Employee in attempts to receive the benefits granted hereunder or to enforce this Agreement or any of its terms will be paid by the Company providing Employee's claims are not dismissed in a summary proceeding.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

ATTEST                                          SEITEL, INC.

/s/ [ILLEGIBLE]                                 By: /s/ [ILLEGIBLE]
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                                                    President

WITNESS:

/s/ [ILLEGIBLE]                                     /s/ [ILLEGIBLE]
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